Registration No. 333-_________

As filed with the Securities and Exchange Commission on January 13, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HV Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	46-4351868
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3501 Masons Mill Road, Suite 401
Huntingdon Valley, PA 19006
(Address of Principal Executive Offices)

Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust
(Full Title of the Plan)

Copies to:
Travis J. Thompson, Esq.	Eric Luse, Esq.
President and Chief Executive Officer	Benjamin M. Azoff, Esq.
HV Bancorp, Inc.	Luse Gorman, PC
3501 Masons Mill Road, Suite 401	5335 Wisconsin Ave., N.W., Suite 780
Huntingdon Valley, PA 19006	Washington, DC 20015-2035
(267) 280-4000	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ x]
____________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [x]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	500,000(1)	$13.42(3)	$6,710,000	$778
Participation Interests	-- (2)	--	--	-- (4)
_________________________
(1)
This registration statement relates to 500,000 shares of common stock of HV Bancorp, Inc. that may be purchased with employee contributions to the Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust (the "Plan").

(2)
Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan.

(3)	Determined pursuant 17 C.F.R. Sections 230.457(h)(1) and 230.457(c) of the Securities Act.
(4)	Pursuant to 17 C.F.R. Section 230.457(h)(2) of the Securities Act, no registration fee is required to be paid.
____________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)           The latest prospectus filed by HV Bancorp, Inc. (the "Company") pursuant to Rule 424(b)(3) of the Securities Act with the Commission on November 22, 2016 (Commission File No. 333-213537);

(b)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the latest prospectus filed by the Company referred in (a) above; and

(c)           The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 11, 2017 to register the Company's common stock under the Exchange Act (Commission File No. 001-37981).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Article 6 of the Bylaws of HV Bancorp, Inc. (the "Corporation" for purposes of this Item 6) and Article 8 of the Articles of Incorporation of the Corporation set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE VI
INDEMNIFICATION

6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

6.2 Derivative Actions.

(a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

(b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

6.3 Third-Party Actions.

(a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

(b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

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6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

(1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

(2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) the shareholders of the Corporation.

6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

6.10 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

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If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

ARTICLE VIII
LIABILITY OF DIRECTORS AND OFFICERS

The personal liability of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the PBCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article VIII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act occurring prior to such amendment, modification, repeal or adoption.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  List of Exhibits

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

23	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23

24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-213537) originally filed by the Company under the Securities Act with the Commission on September 8, 2016, and all amendments or reports filed for the purpose of updating such description.

The undersigned hereby undertakes that Huntingdon Valley Bank, the wholly-owned subsidiary of the registrant, has submitted, or will submit, the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made, or will make, all changes required by the Internal Revenue Service in order to qualify the Plan.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

4

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

5.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

6.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Huntingdon Valley, Commonwealth of Pennsylvania, on January 13, 2017.

HV BANCORP, INC.
By:	/s/ Travis J. Thompson
Travis J. Thompson
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of HV Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Travis J. Thompson, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Travis J. Thompson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Company common stock and participation interests offered or sold to the Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Travis J. Thompson shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Travis J. Thompson	Chairman, President and Chief	January 13, 2017
Travis J. Thompson	Executive Officer
(Principal Executive Officer)

/s/ Joseph C. O'Neill, Jr.	Executive Vice President and	January 13, 2017
Joseph C. O'Neill, Jr.	Chief Financial Officer
(Principal Financial and
Accounting Officer)

Signatures	Title	Date

	Director	January 13, 2017
Carl Hj. Asplundh, Jr.

/s/ John D. Behm	Director	January 13, 2017
John D. Behm

	Director	January 13, 2017
Scott W. Froggatt

/s/ Joseph F. Kelly	Director	January 13, 2017
Joseph F. Kelly

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Huntingdon Valley, Commonwealth of Pennsylvania, on January 13, 2017

Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust
By:	/s/ Joseph C. O'Neill, Jr.
Name: Joseph C. O'Neill, Jr.
Title: Member, Benefits Committee

EXHIBIT INDEX

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

23	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23

24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-213537) originally filed by the Company under the Securities Act with the Commission on September 8, 2016, and all amendments or reports filed for the purpose of updating such description.